UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
October 21, 2016
(Date of earliest event reported)

MIDSTATES PETROLEUM COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000
Tulsa, Oklahoma 74103

(Address of principal executive offices, including zip code)

(918) 947-8550

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Plan of Reorganization

As previously disclosed, on April 30, 2016 (the “Petition Date”), Midstates Petroleum Company, Inc. (the “Company”) and Midstates Petroleum Company LLC (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) were jointly administered under the case styled In re Midstates Petroleum Company, Inc., et al., Case No. 16-32237.

On September 28, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliate (the “Confirmation Order”), which approved and confirmed the First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliate as filed on the same date (the “Plan”).

The description of the Plan in this Report is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”).

On October 21, 2016 (the “Effective Date”), the Company satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. All capitalized terms used herein but not otherwise defined in this Report on Form 8-K have the meanings set forth in the Plan.

Exit Facility

On the Effective Date, the Company entered into that certain Senior Secured Credit Agreement among the Company, as parent, Midstates Petroleum Company LLC, as borrower (the “Borrower”), SunTrust Bank, as administrative agent, and certain lenders party thereto (the “Exit Facility”).

The initial borrowing base under the Exit Facility is $170 million. Provided certain conditions are met, there are no scheduled borrowing base redeterminations until April 2018 (the “Borrowing Base Holiday”), followed by scheduled semiannual borrowing base redeterminations each year on April 1 and October 1 thereafter. The Exit Facility matures on the earlier of September 30, 2020, or 4 years from the Effective Date.

The outstanding borrowings under the Exit Facility bear interest at a rate equal to, at the option of the Borrower either (a) a base rate plus an applicable rate of 3.50% per annum or (b) LIBOR plus 4.50% per annum, subject to a 1.00% LIBOR floor. Interest on base rate borrowings is payable quarterly in arrears and interest on LIBOR borrowings is payable every one, two, three or six months, at the election of the Borrower. The Borrower has the right to prepay loans under the Exit Facility at any time without a prepayment penalty, other than customary “breakage” costs with respect to LIBOR loans.

The Exit Facility is guaranteed by the Company.  On the Effective Date, the Company entered into a Security Agreement (the “Security Agreement”) in favor of SunTrust Bank, as administrative agent, for the benefit of the secured parties, pursuant to which the obligations under the Exit Facility were secured by liens on substantially all of the assets of the Company and the Borrower.

Furthermore, the Exit Facility is secured by (i) first-priority mortgages on at least 95% of the Borrower’s oil and gas properties, (ii) all other presently owned or after-acquired property of the Company and the Borrower (including but not limited to as-extracted collateral, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property and the proceeds of the foregoing) and (iii) a perfected pledge on all equity interests of the Company and the Borrower.

The Exit Facility requires the Borrower to, commencing December 31, 2016, maintain (1) a minimum ratio of EBITDA to interest expense of 3.00 to 1.00 and (2) a ratio of total net indebtedness to EBITDA for the trailing four fiscal quarters not to exceed (i) 2.50 to 1.00 during the Borrowing Base Holiday and (ii) 3.00 to 1.00 thereafter.  Additionally, capital expenditures are capped (i) for the sixth months ending December 31, 2016, at $50 million; (ii) for the fiscal year ending December 31, 2017, at $81 million; (iii) for the fiscal year ending December 31, 2018, at $85 million and (iv) for the fiscal year ending December 31, 2019, at $78 million (subject to a cumulative $10 million carve-out for mitigating the effects of any Regulatory Curtailment (as defined in the Exit Facility) issued by the Oklahoma Corporation Commission). To the extent actual Capital Expenditures (as defined in the Exit Facility) for the six-month period ended December 31, 2016 or for any fiscal year thereafter are less than the applicable caps described above, up to $10 million of such shortfall may be rolled forward to the following fiscal year.  Lastly, during the Borrowing Base Holiday (as defined in the Exit Facility), the Available Commitment (as defined in the Exit Facility) under the Exit Facility shall be reduced by $40 million, and after the Borrowing Base Holiday, the Company, the Borrower and their subsidiaries must maintain liquidity equal to at least 20% of the then effective borrowing base.

The Exit Facility contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants.

This summary is qualified in its entirety by reference to the full text of the Exit Facility, which is incorporated herein as Exhibit 10.1 and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the pre-emergence creditors that received shares of common stock of the Company (the “Common Stock”) on the Effective Date (the “Holders”), as provided in the Plan. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Registrable Securities within 90 days of emergence. The Company is required to maintain the effectiveness of any such registration statement until the Registrable Securities covered by the registration statement are no longer Registrable Securities.

Additionally, holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Qualified Holders (as defined in the Registration Rights Agreement) may request the Company to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act of 1933 , as amended, (the “Securities Act”), provided that such offering is expected to yield aggregate gross proceeds of at least $25 million and the Company is not otherwise in violation of its obligation to file a Shelf Registration Statement. Under their underwritten offering registration rights, Holders also have certain rights to demand that the Company effectuate the distribution of any or all of their Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. The Company shall not be obligated to effect more than four underwritten offerings in any twelve-month period and the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such underwritten offering, in the good faith judgment of the managing underwriters, must be at least $25 million. The Company is not obligated to file a registration statement pursuant to a demand notice or conduct an underwritten offering pursuant to a demand notice within 90 days of either a demand registration or an underwritten offering. The Registration Rights Agreement also provides customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The obligations to register shares under the Registration Rights Agreement will terminate with respect to the Company and each Holder on the first date upon which the Holder no longer owns any Registrable Securities.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated herein as Exhibit 10.2 herein.

Warrant Agreements

On the Effective Date, the Company entered into (i) a warrant agreement (the “Third Lien Notes Warrant Agreement”) with respect to warrants (the “Third Lien Notes Warrants”) to be issued to holders of Third Lien Notes Claims (as defined in the Plan) with American Stock Transfer and Trust Company, LLC, as warrant agent, and (ii) a warrant agreement (the “Unsecured Creditor Warrant Agreement”, and together with the Third Lien Notes Warrant Agreement, the “Warrant Agreements”) with respect to warrants (the “Unsecured Creditor Warrants”, and together with the Third Lien Notes Warrants, the “Warrants”) to be issued to holders of Allowed Unsecured Notes Claims and Allowed General Unsecured Claims (each as defined in the Plan) with American Stock Transfer and Trust Company, LLC, as warrant agent. The Warrants expire on April 21, 2020.

Following the Effective Date, there are 4,411,765 Third Lien Notes Warrants outstanding to purchase up to an aggregate of 4,411,765 shares of Common Stock at an initial exercise price of $24.00 per share and 2,213,789 Unsecured Creditor Warrants outstanding to purchase up to an aggregate of 2,213,789 shares of Common Stock at an initial exercise price of $46.00 per share.

No Rights As Stockholders. Pursuant to Article VII, Section 7.1 of the Warrant Agreements, nothing contained in the Warrant Agreements shall be construed as conferring upon any holder of Warrants, by virtue of holding or having a beneficial interest in the Warrants, the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of shares of Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such holder of Warrants becomes a holder of record of shares of Common Stock issued upon settlement of Warrants.

Adjustments. The number of shares of Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant, are subject to adjustment from time to time pursuant to Article V of the Warrant Agreements upon the occurrence of certain events, including the issuance of Common Stock as a dividend or distribution to all holders of shares of Common Stock, a pro rata repurchase offer of common stock or a subdivision, combination, split, reverse split or reclassification of outstanding Common Stock into a greater or smaller number of shares of Common Stock.

Reorganization Event. Upon the occurrence of certain events constituting an Organic Change (as defined in the Warrant Agreements), each holder of a Warrant will have the right to receive, upon exercise of a Warrant, the amount of securities, cash or other property received in connection with such event with respect to or in exchange for the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such event.

Net Share Settlement. The Warrants permit a holder to elect to exercise the Warrant such that no payment of cash will be required in connection with such exercise (a “Net Share Settlement”). If Net Share Settlement is elected by any Holder, the Company is authorized to withhold and not issue to such Holder in payment of the Exercise Price, a number of shares of Common Stock equal to (i) the number of shares of Common Stock for which the Warrants are being exercised, multiplied by (ii) the exercise price, and divided by (iii) the Current Sale Price (as defined in the Warrants) on the Exercise Date.

This summary is qualified in its entirety by reference to the full text of the Third Lien Notes Warrant Agreement and Unsecured Creditor Warrant Agreement, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

Item 1.02              Termination of a Material Definitive Agreement.

Cancellation of Prepetition Notes

In accordance with the Plan, on the Effective Date all of the obligations of the Debtors with respect to the following indebtedness were cancelled:

•                  10.75% senior notes due 2020 issued pursuant to that certain indenture, dated October 1, 2012, by and among the Debtors and Wells Fargo Bank, National Association, as trustee, and all amendments, supplements or modifications thereto and extensions thereof.

•                  9.25% senior notes due 2021 issued pursuant to that certain indenture, dated May 31, 2013, by and among the Debtors and Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof.

•                  10% senior secured second lien notes due 2020 issued pursuant to that certain indenture, dated May 21, 2015, by and among the Debtors and Wilmington Trust, National Association, as trustee, and all amendments, supplements or modifications thereto and extensions thereof.

•                  12% senior secured third lien notes due 2020 issued pursuant to that certain indenture, dated May 21, 2015, by and among the Debtors and Wilmington Trust, National Association, as trustee, and all amendments, supplements or modifications thereto and extensions thereof.

Cancellation of Old Common Stock

In accordance with the Plan, each share of the Company’s common stock outstanding prior to the Effective Date was cancelled and extinguished, and each such share has no further force or effect after the Effective Date.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Exit Facility set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02              Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, the Company (i) issued 24,062,500 shares of its Common Stock to the holders of Second Lien Notes Claims (as defined in the Plan) (ii) issued 625,000 shares of its Common Stock and 4,411,765 Third Lien Notes Warrants to holders of Third Lien Note Claims and (iii) will issue 312,500 shares of its Common Stock and 2,213,789 Unsecured Creditor Warrants to holders of Allowed Unsecured Notes Claims and Allowed General Unsecured Claims.

The Common Stock and the Warrants were issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth under Item 1.02 above and 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01              Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding shares of the Company’s common stock were cancelled, and the Company issued shares of Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 3.03 of this Report, which are incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In accordance with the Plan, on the Effective Date, Robert Ogle and Bruce Stover ceased to be members of the board of directors (the “Board”) of the Company.

Appointment of Directors

On the Effective Date, the Board will consist of seven members. Pursuant to the Plan, Frederic F. Brace, the Company’s chief executive officer, and Alan J. Carr will continue to serve as directors along with the five other directors designated under the Plan, and Mr. Carr will serve as non-executive Chairman of the Board. The summary biographies for the new directors are included below.

Patrice Douglas: Ms. Douglas is the President of Emerging Markets of Premier Consulting Partners, a financial services company, as well as an attorney with the law firm of Latham Wagner Steele and Lehman, where she is Of Counsel. Ms. Douglas currently serves as a member of the board of directors of Avondale Acquisition Corp., ACP Sheet Metal Company, and UR Special Ministries. She previously was a Commissioner at the Oklahoma Corporation Commission, where she served as Vice-Chairman from February 2014 to January 2015 and as Chairman from August 2012 to February 2014. Her prior professional experience includes service as an Executive Vice President of First Fidelity Bank from 2008 to 2011, and as President, Greater OKC Metro Market, of SpiritBank from 2004 to 2008. Ms. Douglas was elected Mayor of the City of Edmond, Oklahoma in April 2009 and served for two consecutive terms. Ms. Douglas earned a B.S. degree in computer information systems from Oklahoma Christian University, and a J.D. from the University of Oklahoma College of Law.

Neal P. Goldman: Mr. Goldman is a Managing Partner of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, proxy contest advising, strategic planning, and special situation investments. Mr. Goldman is an investment professional with over twenty years of experience. Prior to joining SAGE Capital, Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 through 2016 and was a Founding Partner of Brigade Capital Management, LLC in 2007. Mr. Goldman’s numerous board representations include roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II, and Catalyst Paper Corporation, and a member of the boards of directors of Jacuzzi Brands and NII Holdings, Inc. Mr. Goldman received a B.A. degree from the University of Michigan and a MBA degree from the University of Illinois.

Todd R. Snyder: Mr. Snyder is an Executive Vice Chairman of North American GFA and Co-Chair of the North American Debt Advisory and Restructuring Group of Rothschild Inc., a leading international investment banking and financial advisory firm. Mr. Snyder has been an advisor to companies in restructurings and reorganizations for twenty-eight years and has been instrumental in a diverse selection of complex transactions, including reorganizations, restructurings, financings, spinoffs, workouts, exchange offers, mergers, divestitures and management-led buyouts. Before joining Rothschild, Mr. Snyder was a Managing Director in the Restructuring and Reorganization group at Peter J. Solomon Company and a Managing Director at KPMG Peat Marwick in the Corporate Recovery Group, where he also was the National Director of the Corporate Recovery Practice for Governmental Enterprises (regulated and privatizing industries). Prior to moving to the investment banking field, Mr. Snyder practiced law in the Business Reorganization department of Weil, Gotshal & Manges. Mr. Snyder received a B.A. degree from Wesleyan University and a J.D. from the University of Pennsylvania Law School.

Michael S. Reddin: Mr. Reddin currently serves on the board of directors of Southcross Holdings GP LLC, a privately-owned midstream company, and has extensive experience in business management and board representations in the oil and gas industry, including with companies such as Berry Petroleum Company, Gulfport Energy, Davis Petroleum Corp., and Kerogen Resources, Inc. Most recently, Mr. Reddin was the chairman of the board, president and chief executive officer of Davis Petroleum Corp. Prior to joining Davis Petroleum Corp., Mr. Reddin was the president and chief executive officer of Kerogen Resources, Inc., and before that, he held two separate vice president roles at BP America, Inc. in the Deepwater Gulf of Mexico (BP’s largest upstream unit) related to development and production. Mr. Reddin received a B.S. degree in Mechanical Engineering from Texas A&M University.

Bruce H. Vincent: Mr. Vincent served as a director of Swift Energy Company from May 2005 until February 2015 and as President of Swift Energy Company from November 2004 until February 2015. Mr. Vincent previously served in a variety of strategic roles for Swift Energy Company, including as

Secretary from February 2008 until August 2012 and from August 2000 until May 2005, as Executive Vice President—Corporate Development from August 2000 to November 2004, and as Senior Vice President—Funds Management from 1990 (when he joined Swift Energy Company) to 2000. Mr. Vincent has previously acted as chairman of the Independent Petroleum Association of America. Mr. Vincent received a B.A. degree from Duke University and a MBA degree from the University of Houston.

Biographical information about Mr. Brace and Mr. Carr is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance — Officers and Directors,” which information is incorporated by reference herein.

Committees of Directors

The Audit Committee consists of Bruce H. Vincent (Chair), Patrice Douglas and Todd R. Snyder. The Compensation Committee consists of Neal P. Goldman (Chair), Michael S. Reddin and Alan J. Carr. The Nominating & Governance Committee consists of Patrice Douglas (Chair), Alan J. Carr, Michael S. Reddin and Todd R. Snyder.

Executive Officers

As of the Effective Date, by operation of the Plan, the executive officers of the Company consisted of the following existing executive officers: Frederic F. Brace, President & Chief Executive Officer; Nelson M. Haight, Executive Vice President and Chief Financial Officer and Mitchell G. Elkins, Executive Vice President of Operations.

Biographical information about the Company’s executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 30, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance — Officers and Directors,” which information is incorporated by reference herein.

Management Executive Employment Agreements

On and effective as of October 21, 2016, the Company entered into executive employment agreements with Frederic F. Brace, Nelson M. Haight and Mitchell G. Elkins.

Mr. Brace’s Executive Employment Agreement. On and effective as of October 21, 2016, the Company entered into an executive employment agreement with Mr. Brace, which replaced his existing executive employment agreement (the “Brace Agreement”).  The initial term of the Brace Agreement ends on the first anniversary of the effective date (the “Brace Initial Term”), subject to earlier termination upon the occurrence of certain circumstances, provided that the Brace Agreement will be extended for successive one-year terms unless either party gives the other party notice of non-renewal at least 60 days prior to the end of the then-current term.

The Brace Agreement provides Mr. Brace with an initial base salary of $700,000 (subject to increase in the Board’s sole discretion), an annual bonus of no less than 100% of his base salary (with such amount subject to increase upon his achievement of reasonably achievable performance goals established by the Board), eligibility for participation in the welfare benefit plans, practices, policies and programs applicable generally to the Company’s other similarly situated employees, perquisites and fringe benefits appertaining to his position, and reimbursement for business expenses (including his reasonable expenses incurred in maintaining an apartment or similar lodging in Tulsa, Oklahoma) in accordance with Company policies and procedures.

Upon a termination of his employment by the Company with or without Cause or by Mr. Brace with or without Good Reason (as each term is defined below), in each case, during the Brace Initial Term, Mr. Brace will be entitled to: (i) any accrued but unpaid base salary; (ii) payment of any accrued but unpaid expense reimbursements; (iii) payment for any accrued but unused vacation; (iv) any employee benefits pursuant to the terms of the applicable employee benefit plan; (iv) his target bonus, payable in a lump sum; (v) continuation of his base salary until the end of the Brace Initial Term (terminable earlier upon his commencement of full-time employment with another entity);  and (vi) a monthly cash payment equal to the cost of continued medical, dental and vision coverage for him and his spouse and any eligible dependents for the 24-month period following his termination date (terminable earlier upon his commencement of full-time employment with another entity that provides comparable health and welfare benefits).  Additionally, if the termination of employment is by the Company without Cause or by Mr. Brace for Good Reason, all unvested awards granted to him under the 2016 Incentive Plan (as defined below) will vest.

The Brace Agreement defines “Cause” as any of Mr. Brace’s: (1) breach of his obligations under the Brace Agreement, which constitutes nonperformance of his obligations and duties under the Brace Agreement, as determined by the Board, and is not cured within 15 days of his receipt of the Board’s written notice; (2) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company; (3) material breach of any restrictive covenants contained within the Brace Agreement that is not cured within 15 days of his receipt of the Board’s written notice; (4) conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to the Company; (5) willful refusal or intentional failure to carry out, or comply with, in any material respect, any lawful and material written directive of the Board (of which the Board will give written notice and a reasonable opportunity to remedy); (6) unlawful use (including being under the influence) or possession of illegal drugs; or (7) willful and material violation of any federal, state, or local law or regulation applicable to the Company or its business which adversely affects the Company that is not cured after the Board’s written notice.  For purposes of the “Cause” definition, Mr. Brace’s act or failure to act shall not be deemed “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the Company’s best interest.

The Brace Agreement defines “Good Reason” as the occurrence of any of the following without his consent: (1) a material diminution in his base salary or target bonus opportunity; (2) a material diminution in his titles, positions, authority, duties, or responsibilities; (3) the relocation of his principal office to an area more than 50 miles from its location immediately prior to such relocation; or (4) the failure of the Company to comply with any material provision of his employment agreement or equity agreement.  In order to terminate his employment for Good Reason, Mr. Brace must give the Company written notice within the 30 days following the initial existence of the condition that he believes constitutes Good Reason and an opportunity to cure the condition within a 30-day period.   If the Company fails to cure the condition, Mr. Brace must resign on or before the 60th day after the end of the 30-day cure period.

The Brace Agreement provides for an Internal Revenue Code (the “Code”) Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Brace’s payments and benefits received in connection with a change in control of the Company in the event such reduction would result in Mr. Brace receiving greater payments and benefits on an after-tax basis.  The Brace Agreement contains perpetual confidentiality and mutual non-disparagement covenants.

The foregoing description of the Brace Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Mr. Haight’s Executive Employment Agreement. On and effective as of October 21, 2016, the Company entered into an executive employment agreement with Mr. Haight (the “Haight Agreement”). The initial term of the Haight Agreement ends on the third anniversary of the effective date, subject to earlier termination upon the occurrence of certain circumstances, provided that the Haight Agreement will be extended for successive one-year terms, unless either party gives the other party notice of non-renewal at least 60 days prior to the end of the then-current term.

The Haight Agreement provides Mr. Haight with an initial base salary of $375,000 (subject to increase in the Board’s sole discretion), a target bonus opportunity equal to 80% of his base salary, eligibility for participation in the welfare benefit plans, practices, policies and programs applicable generally to the Company’s other similarly situated employees, perquisites and fringe benefits appertaining to his position, and reimbursement for business expenses in accordance with Company policies and procedures.

Upon any termination of his employment, Mr. Haight will be entitled to: (i) any accrued but unpaid base salary; (ii) payment of any accrued but unpaid expense reimbursements; (iii) payment for any accrued but unused vacation; (iv) any employee benefits pursuant to the terms of the applicable employee benefit plan; (v) any earned but unpaid annual bonus (prorated through the end of the month of termination); and (vi) any accrued or vested amount arising from his participation in, or benefits under, any other incentive plans (the “Haight Accrued Obligations”).

Upon a termination of his employment due to his death or disability, in addition to the Haight Accrued Obligations, subject to his (or his estate’s) execution and non-revocation of a general release of claims within 60 days following the termination date (the “Haight Release Requirement”) and continued compliance with restrictive covenants (in the event of a termination due to disability), Mr. Haight will be entitled to: (i) a monthly cash payment equal to the cost of continued medical, dental and vision coverage for him and his spouse and any eligible dependents for the 18-month period following his termination date (the “Haight COBRA Payment”); and (ii) full vesting of all unvested awards granted to him under the 2016 Incentive Plan (the “Haight Equity Acceleration”).

Upon a termination of his employment by the Company without Cause or by Mr. Haight for Good Reason (as each term is defined below), in each case, that does not occur within the 12-month period following a change in control of the Company, or a termination of his employment as a result of the Company’s non-renewal of the employment term, in addition to the Haight Accrued Obligations, subject to the Haight Release Requirement and his continued compliance with restrictive covenants, Mr. Haight will be entitled to: (i) a lump sum cash severance payment equal to 1.5 times the sum of his (x) base salary and (y) target bonus; (ii) the Haight COBRA Payment; and (iii) the Haight Equity Acceleration.  If the termination of his employment by the Company without Cause or by Mr. Haight for Good Reason occurs within the 12-month period following a change in control of the Company, the lump sum cash severance payment is increased to 2.0 times the sum of his (x) highest base salary during the three-year period immediately preceding the change in control of the Company and (y) target bonus.

The Haight Agreement defines “Cause” as any of Mr. Haight’s: (1) breach of his obligations under the Haight Agreement, which constitutes nonperformance of his obligations and duties under the Haight Agreement, as determined by the Board, and is not cured within 15 days of his receipt of the Board’s written notice; (2) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company; (3) material breach of any restrictive covenants contained within the Haight Agreement that is not cured within 15 days after his receipt of the Board’s written notice ; (4) conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to the Company; (5) willful refusal or intentional failure to carry out, or comply with, in any material respect, any lawful and material written directive of the Board (of which the Board will give written notice and a reasonable opportunity to remedy); (6) unlawful use (including being under the influence) or possession of illegal drugs; or (7) willful and material violation of any federal, state, or local law or regulation applicable to the Company or its business which adversely affects the Company that is not cured after the Board’s written notice.  For purposes of the “Cause” definition, Mr. Haight’s act or failure to act shall not be deemed “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the Company’s best interest.

The Haight Agreement defines “Good Reason” as the occurrence of any of the following, without Mr. Haight’s consent: (1) a material diminution in his base salary or target bonus opportunity; (2) a material diminution in his titles, positions, authority, duties, or responsibilities; (3) the relocation of his principal office to an area more than 50 miles from its location immediately prior to such relocation; or (4) the failure of the Company to comply with any material provision of his employment agreement or equity agreement.  In order to terminate his employment for Good Reason, Mr. Haight must give the Company written notice within the 30 days following the initial existence of the condition that he believes constitutes Good Reason and an opportunity to cure the condition within such 30-day period.   If the Company fails to cure the condition, Mr. Haight must resign on or before the 60th day after the end of the 30-day cure period.

The Haight Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Haight’s payments and benefits received in connection with a change in control of the Company in the event such reduction would result in Mr. Haight receiving greater payments and benefits on an after-tax basis.  The Haight Agreement contains perpetual confidentiality and mutual non-disparagement covenants and subjects Mr. Haight to non-competition and non-solicitation restrictive covenants during his employment and for the 12-month period thereafter.

The foregoing description of the Haight Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Mr. Elkins’s Executive Employment Agreement.  On and effective as of October 21, 2016, the Company entered into an executive employment agreement with Mr. Elkins (the “Elkins Agreement”). The initial term of the Elkins Agreement ends on the third anniversary of the effective date, subject to earlier termination upon the occurrence of certain circumstances, provided that the Elkins Agreement will be extended for successive one-year terms, unless either party gives the other party notice of non-renewal at least 60 days prior to the end of the then-current term.

The Elkins Agreement provides Mr. Elkins with an initial base salary of $400,000 (subject to increase in the Board’s sole discretion), a target bonus opportunity equal to 80% of his base salary, eligibility for participation in the welfare benefit plans, practices, policies and programs applicable generally to the Company’s other similarly situated employees, perquisites and fringe benefits appertaining to his position, and reimbursement for business expenses in accordance with Company policies and procedures.

Upon any termination of his employment, Mr. Elkins will be entitled to: (i) any accrued but unpaid base salary; (ii) payment of any accrued but unpaid expense reimbursements; (iii) payment for any accrued but unused vacation; (iv) any employee benefits pursuant to the terms of the applicable employee benefit plan; (v) any earned but unpaid annual bonus (prorated through the end of the month of termination); and (vi) any accrued or vested amount arising from his participation in, or benefits under, any other incentive plans (the “Elkins Accrued Obligations”).

Upon a termination of his employment due to his death or disability, in addition to the Elkins Accrued Obligations, subject to his (or his estate’s) execution and non-revocation of a general release of claims within 60 days following the termination date (the “Elkins Release Requirement”) and continued compliance with restrictive covenants (in the event of a termination due to disability), Mr. Elkins will be entitled to: (i) a monthly cash payment equal to the cost of continued medical, dental and vision coverage for him and his spouse and any eligible dependents for the 12-month period following his termination date (the “Elkins COBRA Payment”); and (ii) full vesting of all unvested awards granted to him under the 2016 Incentive Plan (the “Elkins Equity Acceleration”).

Upon a termination of his employment by the Company without Cause or by Mr. Elkins for Good Reason (as each term is defined below), in each case, that does not occur within the 12-month period following a change in control of the Company, or a termination of his employment as a result of the Company’s non-renewal of the employment term, in addition to the Elkins Accrued Obligations, subject to the Elkins Release Requirement and his continued compliance with restrictive covenants, Mr. Elkins will be entitled to: (i) a lump sum cash severance payment equal to 1.0 times the sum of his (x) base salary and (y) target bonus; (ii) the Elkins COBRA Payment; and (iii) the Elkins Equity Acceleration.  If the termination of his employment by the Company without Cause or by Mr. Elkins for Good Reason occurs within the 12-month period following a change in control of the Company, the lump sum cash severance payment is increased to 2.0 times the sum of his (x) highest base salary during the three-year period immediately preceding the change in control of the Company and and (y) target bonus.

The Elkins Agreement defines “Cause” and “Good Reason” the same as the Haight Agreement.

The Elkins Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Elkins’s payments and benefits received in connection with a change in control of the Company in the event such reduction would result in Mr. Elkins receiving greater payments and benefits on an after-tax basis.  The Elkins Agreement contains perpetual confidentiality and mutual non-disparagement covenants and subjects Mr. Elkins to non-competition and non-solicitation restrictive covenants during his employment and for the 12-month period thereafter.

The foregoing description of the Elkins Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan

On the Effective Date, the Board adopted the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan (the “2016 Incentive Plan”), effective as of the Effective Date, under which an aggregate of 3,513,950 shares of Common Stock are reserved for issuance as equity-based awards to employees, directors and certain other persons (the “Award Shares”).

The Board or any committee duly authorized by the Board (the “Committee”) will administer the 2016 Incentive Plan. The Committee has broad authority under the 2016 Incentive Plan to, among other things: (i) select participants; (ii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iii) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2016 Incentive Plan include non-employee directors of the Company and employees of the Company or any of its subsidiaries. The types of awards that may be granted under the 2016 Incentive Plan include stock options, restricted stock units, restricted stock, performance awards and other forms of awards granted or denominated in shares of Common Stock, as well as certain cash-based awards.

As noted above, the maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2016 Incentive Plan is 3,513,950 shares of Common Stock. If any stock option or other stock-based award granted under the 2016 Incentive Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised award shall again be available for the purpose of awards under the 2016 Incentive Plan. If any shares of restricted stock, performance awards or other stock-based awards denominated in shares of Common Stock awarded under the 2016 Incentive Plan are forfeited for any reason, the number of forfeited shares shall again be available for purposes of awards under the 2016 Incentive Plan.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2016 Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders of the Company.

The foregoing description of the 2016 Incentive Plan is incomplete and is qualified in its entirety by reference to the complete document, which is incorporated herein as Exhibit 10.6 and incorporated herein by reference.

Initial Incentive Awards

In connection with the Company’s successful emergence from bankruptcy, on the Effective Date, each of the Company’s named executive officers will receive a portion of the Award Shares (the “Emergence Grants”) under the 2016 Incentive Plan discussed above. Each Emergence Grant will consist of 50% of awards of restricted stock (“RSUs”) and 50% of awards of stock options (“Options”) with an exercise price equal to $19.66.

The RSUs and Options will generally vest in four installments: 1/6 will vest on the six-month anniversary of the Effective Date, an additional 1/6 will vest on the twelve-month anniversary of the Effective Date, an additional 1/3 will vest on the twenty four-month anniversary of the Effective Date and the final 1/3 will vest on the thirty six-month anniversary of the Effective Date. The RSUs and Options are subject to accelerated vesting in the event a recipient’s employment is terminated prior to the vesting date by the Company without “Cause” or by the participant with “Good Reason” (each, as defined in the 2016 Incentive Plan) or due to the participant’s death or disability.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”).

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1

First Amended Joint Chapter 11 Plan Of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliate, dated September 28, 2016. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 4, 2016, and incorporated herein by reference)

3.1

Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference)

3.2

Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference)

4.1*	Warrant Agreement, dated as of October 21, 2016 between Midstates Petroleum Company, Inc. and American Stock Transfer & Trust Company, LLC

4.2*	Warrant Agreement, dated as of October 21, 2016, between Midstates Petroleum Company, Inc. and American Stock Transfer & Trust Company, LLC

10.1*

Senior Secured Credit Agreement, dated as of October 21, 2016, by and among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, as administrative agent, and certain lenders party thereto

10.2

Registration Rights Agreement, dated as of October 21, 2016, by and among Midstates Petroleum Company, Inc. and the parties thereto (filed as Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference)

10.3*	Employment Agreement of Frederic F. Brace, dated October 21, 2016

10.4*	Employment Agreement of Nelson M. Haight, dated October 21, 2016

10.5*	Employment Agreement of Mitchell G. Elkins, dated October 21, 2016

10.6

Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan (filed as Exhibit 10.1 of the Company’s registration statement on Form S-8 filed on October 24, 2016, and incorporated herein by reference)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2016	MIDSTATES PETROLEUM COMPANY, INC.
	By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Vice President - General Counsel & Corporate Secretary Vice President - Land